UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

CQENS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55470	27-1521407
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN 55419

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (612) 812-2037

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section3(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 8, 2023 CQENS Technologies Inc. (the “Company”) was informed that the European Patent Organisation has determined that a European patent for the Company’s Heat-not-Burn (“HnB”) tobacco system (the “EU Patent”) will be granted and published in the European Patent Bulletin of September 20, 2023. After the grant, the Company intends to validate the patent in the countries of Austria, Belgium, Bulgaria, Czech Republic, Germany, Spain, France, United Kingdom, Greece, Hungary, Italy, Luxembourg, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Switzerland, Liechtenstein, and Turkey. Under the national law of the extension and validation countries, a European patent extended to or validated in those countries has the effect of a national patent granted by the relevant country and is subject to the same conditions.

The Company believes that its development stage HnB System, which heats tobacco for inhalation without the constituents of combustion, is less toxic, as satisfying and far more convenient than other methods of tobacco use—especially when compared to the inhalation of smoke produced by combustible products, such as cigarettes, cigars and pipes. The Company now has 44 US and international patents and pending patents for its HnB System and, as referenced above, will have the EU Patent validated in another 21 countries after the requisite translations and filings have been completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CQENS TECHNOLOGIES INC.

Date: September 12, 2023	By:	/s/ William P. Bartkowski
William P. Bartkowski, President